UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 25, 2025

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

4870 Sadler Road, Ste 300

Glen Allen, VA 23060

(Address of principal executive offices and zip code)

(804) 487-8196

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	The Nasdaq Stock Market LLC ((Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On February 25, 2025, Adial Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it had received a positive response from the U.S. Food and Drug Administration (“FDA”) regarding the Company’s proposed in vitro bridging strategy for AD04.

The FDA’s feedback follows the Company’s submission on November 19, 2024, in which the Company sought the FDA’s guidance on the alignment of its AD04 formulation strategy and bridging approach. This step is crucial as it ensures compliance with the 505(b)(2) regulatory approval pathway following the completion of the AD04-103 study, a pivotal clinical trial designed to support the drug’s development. The Company also aimed to secure confirmation from the FDA that its proposed data package would meet the necessary bridging requirements and allow for the progression of AD04 into Phase 3 clinical trials.

In response, the FDA agreed with the Company’s proposed 505(b)(2) bridging strategy, which involves leveraging the results from AD04-103—a relative bioavailability food-effect study—along with in vitro dissolution data demonstrating equivalence between the reference product and the planned commercial formulation of AD04. While the final determination will depend on a comprehensive review of the complete New Drug Application, the FDA’s agreement signals a significant regulatory milestone for the Company.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

Item 8.01. Other Events.

On February 25, 2025, the Company issued a press release announcing that it had received a positive response from the FDA regarding the Company’s proposed in vitro bridging strategy for AD04.

The FDA’s feedback follows the Company’s submission on November 19, 2024, in which the Company sought the FDA’s guidance on the alignment of its AD04 formulation strategy and bridging approach. This step is crucial as it ensures compliance with the 505(b)(2) regulatory approval pathway following the completion of the AD04-103 study, a pivotal clinical trial designed to support the drug’s development. The Company also aimed to secure confirmation from the FDA that its proposed data package would meet the necessary bridging requirements and allow for the progression of AD04 into Phase 3 clinical trials.

In response, the FDA agreed with the Company’s proposed 505(b)(2) bridging strategy, which involves leveraging the results from AD04-103—a relative bioavailability food-effect study—along with in vitro dissolution data demonstrating equivalence between the reference product and the planned commercial formulation of AD04. While the final determination will depend on a comprehensive review of the complete New Drug Application, the FDA’s agreement signals a significant regulatory milestone for the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Adial Pharmaceuticals, Inc., February 25, 2025
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2025	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer